UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 7, 2014

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 7, 2014, the Board of Directors of Myers Industries, Inc. (the “Company”) amended and restated its Code of Ethics and Business Conduct (the “Code of Ethics”). The amended and restated Code of Ethics incorporates into it the Code of Ethical Conduct for the Finance Officers and Finance Department Personnel, which was previously a separate code. The amended and restated Code of Ethics was also updated to be more comprehensive regarding compliance with certain laws, such as the U.S. Foreign Corrupt Practices Act.

The foregoing description of the Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Ethics attached to this Current Report on Form 8-K as Exhibit 14 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Representatives of the Company will present to members of the investment community during the 2014 ISI Annual Industrial Conference in New York City on Tuesday, March 11, 2014. A copy of the investor presentation to be used at the conference is attached to this Current Report on Form 8-K as Exhibit 99.1. The investor presentation is also available on the Investor Relations – Financial Presentations portion of the Company’s website at www.myersindustries.com.

In accordance with General Instruction B.2 on Form 8-K, the information set forth in this Item 7.01 and the investor presentation attached to this report as Exhibit 99.1 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

14	Myers Industries, Inc. Code of Ethics and Business Conduct, effective March 7, 2014

99.1	Investor Presentation by the Company dated March 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE: March 10, 2014	By:	/s/ Greggory W. Branning
Greggory W. Branning
Senior Vice President, Chief Financial Officer, and Corporate Secretary